Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

CASH AMERICA INTERNATIONAL, INC.

ARTICLE IV INDEMNIFICATION	18

ARTICLE V CAPITAL STOCK	18

ARTICLE VI GENERAL PROVISIONS	20

ARTICLE VII AMENDMENTS	21

THIRD AMENDED AND RESTATED

BYLAWS

OF

CASH AMERICA INTERNATIONAL, INC.

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders of Cash America International, Inc. (the “Corporation”) shall be held at such time and place as may be designated by the Board of Directors, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, by the Chairman of the Board (the “Chairman”), by the Chief Executive Officer or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

Section 3. Place. All meetings of shareholders shall be held at such place, within or without the State of Texas, as may be designated by the Board of Directors; the Chairman, if he shall call the meeting; the Chief Executive Officer, if he shall call the meeting; or the President, if he shall call the meeting. The place of the meeting shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that meetings of the shareholders shall not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board of Directors may adopt from time to time and in accordance with applicable law.

Section 4. Notice. Written or printed notice stating the place, if any, day, hour, means of remote communication, if any, of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice required pursuant to this Section 4 may be given by a form of electronic transmission consented to by the shareholder to whom notice is given.

Section 5. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the articles of incorporation in accordance with the Texas Business Organizations Code, as amended (the “TBOC”). Unless otherwise provided in the articles of incorporation, once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the articles of incorporation, the shareholders represented in person or by proxy at any meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. No notice of adjournment, other than announcement at the meeting, need be given.

Section 6. Proxies. A shareholder may vote in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder is considered an execution in writing for purposes of this Section 6. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 7. Voting Rights. Each outstanding share, regardless of class, entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation or the TBOC.

Section 8. Votes Required for Action.

(a) With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the articles of incorporation, these Bylaws or the TBOC, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for, against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

(b) Unless otherwise provided in the articles of incorporation or these Bylaws, at any shareholder meeting for the election of directors at which a quorum is present (i) directors shall be elected by a plurality of the votes cast in an election of directors in which the number of director nominees to be elected to the Board of Directors exceeds the number of director positions to be filled by such election or (ii) directors shall be elected by a majority of the votes cast in an election of directors in which the number of director nominees to be elected to the Board of Directors is equal to the number of director positions to be filled by such election. Votes cast shall include votes to withhold approval of a director candidate but shall not include abstentions. If a director nominee who is an incumbent director is not elected by a majority of the votes cast in an election of directors in which the number of director nominees to be elected to the Board of Directors is equal to the number of director positions to be filled by such election, that director shall promptly tender his or her resignation to the Board of Directors after the certification of the election results, subject to acceptance by the Board of Directors. The Board of Directors will determine, in accordance with procedures established by the Board of Directors, or a committee designated by the Board of Directors, under which any director who is not elected shall tender his or her resignation to the Board of Directors subject to acceptance, whether to accept or reject the resignation or take any other action within 90 days from the date of the certification of the election results and will publicly disclose its decision. If, in any election of directors in which the number of director nominees to be elected to the Board of Directors is equal to the number of director positions to be filled by such election, the whole slate of director nominees for election to the Board of Directors includes incumbent directors who are not elected by a majority of the votes cast, such directors are not required to submit a resignation in accordance herewith and shall continue to hold office until their successors are elected, which shall be as soon thereafter as convenient at a special meeting of shareholders called in accordance with these Bylaws for such purposes.

Section 9. Presiding Person. The Chairman or the Chief Executive Officer, or if neither is available, an officer of the Corporation designated by the Board of Directors, shall preside at, and the Secretary or Assistant Secretary shall keep the records of, each meeting of shareholders, and in the absence of the Secretary or Assistant Secretary, his duties shall be performed by any other individual appointed by the person presiding over the meeting.

Section 10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Board of Directors or any other proper person calling the special meeting) may be made (a) by or at the direction of the Board of Directors, including any committee appointed by the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice relating to nominations to be made at an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) calendar days nor more than one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) calendar days prior to such anniversary date or delayed more than sixty (60) calendar days after such anniversary date then to be timely such notice must be received by the Corporation on or before the later of (i) seventy (70) calendar days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a shareholder’s notice relating to nominations to be made at a special meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the

Corporation not less than seventy (70) calendar days nor more than one hundred (100) calendar days prior to the date of such special meeting, or, if later, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice. (For purposes of these Bylaws, public announcement shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b) as to the shareholder giving the notice:

(i)	the name and address, as they appear on the Corporation’s books, of such shareholder and any Shareholder Associated Person (defined below) covered by clause (ii) below; and

(ii)	(A) the class and number of shares of the Corporation which are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities and, if applicable, (B) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any securities of the Corporation, (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to securities of the Corporation, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the person nominated by the shareholder must deliver (in accordance with the time periods prescribed for delivery of notice for an annual or special meeting, as applicable, under this

Section 10) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 10, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 10.

“Shareholder Associated Person” of any shareholder means (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (c) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Section 11. Notice of Business. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 11. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice relating to business proposed to be conducted at an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) calendar days nor more than one hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) calendar days prior to such anniversary date or delayed more than sixty (60) calendar days after such anniversary date then to be timely such notice must be received by the Corporation on or before the later of (i) seventy (70) calendar days prior to the date of the meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of the meeting was made. To be timely, a shareholder’s notice of business proposed to be conducted at a special meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy (70) calendar days nor more than one hundred (100) calendar days prior to the date of such special meeting, or, if later, the tenth (10th) day following the day on which public announcement of the date of the special meeting was made. In no event shall any adjournment of the meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:

(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person covered by clauses (c) and (d) below;

(c) (i) the class and number of shares of the Corporation which are held of record or are beneficially owned by such shareholder and by any Shareholder Associated Person with respect to the Corporation’s securities and, if applicable, (ii) a description of (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any securities of the Corporation, (y) any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any Shareholder Associated Person with respect to securities of the Corporation, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

(d) any material interest of the shareholder or any Shareholder Associated Person in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 11 (or, if the election of directors is a matter specified in the notice of the meeting, then as for such matter, only in accordance with the procedures set forth in Section 10). The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

Section 12. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders’ meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary or agent having charge of the stock transfer books and kept on file at the registered office or principal place of business of the Corporation and subject to inspection by any shareholder during usual business hours for a period of ten (10) calendar days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder. Alternatively, a list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting, provided that the Corporation shall not be required to include any electronic contact information of any shareholder on a list, and further provided, that the Corporation shall take reasonable steps to ensure that the information is available only to the shareholders of the Corporation. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

Section 13. Closing of Share Transfer Records and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty (60) calendar days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) calendar days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) calendar days, and, in case of a meeting of shareholders, not less than ten (10) calendar days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or given or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 14. Inspectors of Election. The Chief Executive Officer, President or Secretary shall appoint one or more persons to act as inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the shareholders or any adjournment thereof. The inspectors of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors of elections shall oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting. The Chief Executive Officer, President or Secretary may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding over the meeting may appoint one or more substitute inspectors.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number; Term. The business and property of the Corporation shall be managed and controlled by the Board of Directors, and subject to the restrictions imposed by law, by the articles of incorporation, or by these Bylaws, they may exercise all the powers of the corporation.

The Board of Directors shall consist of at least three (3) but not more than fifteen (15) directors, with the actual number to be determined by the Board of Directors at their regular meeting held prior to the Annual Meeting of shareholders.

Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be shareholders nor residents of Texas. Any director may be removed from office by majority vote of the shareholders at any meeting at which a quorum of shareholders is present.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In case of any increase in the number of directors the additional directors shall be elected at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 2. Chairman. From its members, the Board of Directors will elect a Chairman to preside over meetings of the shareholders and of the Board of Directors and to perform such other duties as may be prescribed by the Board of Directors from time to time. The Chairman shall serve in that role until his or her successor is duly elected, subject to the Chairman continuing to serve as a director. At the discretion of the Board of Directors, the Chairman may simultaneously serve as an employee of the Corporation and may, but is not required to, also simultaneously serve as any officer of the Corporation set forth in Article III of these Bylaws. The Board of Directors may designate the Chairman as an executive Chairman or as a non-executive Chairman. The role of Chairman shall not be considered as an officer role for the Corporation. The compensation of the Chairman will be set by the Board of Directors. In the absence of the Chairman, the presiding outside director shall preside over meetings of the shareholders and of the Board of Directors. The Chairman shall have such duties as the Board of Directors may from time to time prescribe. The Chairman shall serve at the pleasure of the Board of Directors and may be removed from the position of Chairman at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights and obligations of such person, if any, with and to the Corporation. In the event of the disability of the Chairman, the Board of Directors will meet promptly to confer the powers of the Chairman on another member of the Board of Directors. Any vacancy occurring in the role of the Chairman by death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 3. Presiding Outside Director. If the Chairman is not an independent member of the Board of Directors, the independent members of the Board of Directors will elect, from its independent members, a presiding outside director who shall serve in that role until his or her successor is duly elected, subject to the presiding outside director continuing to serve as a director and continuing to remain independent. In the absence of the Chairman, the presiding outside director shall, if present, preside at the meetings of the Board of Directors. In the absence of an independent Chairman, the presiding outside director shall also preside at meetings of the independent members of the Board of Directors and recommend, from time to time, the retention of consultants and professional advisors to consult and advise the Board of Directors. The presiding outside director shall also have such other authority and powers as the Board of Directors may from time to time prescribe.

Section 4. Meeting of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the Board of Directors may from time to time determine.

Section 5. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

Section 6. Election of Officers. The Board of Directors, at any meeting at which a quorum is present, shall elect the officers of the Corporation.

Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Board of Directors. Notice of such regular meetings shall not be required.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or Chief Executive Officer. Special meetings shall be called by the Secretary on the written request of a majority of the directors. The Secretary shall give notice of each special meeting of the Board of Directors in person, in writing, telephonically or, upon consent of the director, electronically to each director at least one (1) calendar day before the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called and convened. Special Meetings shall be held at such times and places as shall be designated by the Board of Directors or specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. At any meeting at which every director is present, even though without any notice, any business may be transacted.

Section 9. Participation in Meetings by Remote Communications. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10. Quorum; Votes Required. A majority of the directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, those present or any director solely present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the articles of incorporation, these Bylaws or the TBOC.

Section 11. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

At all meetings of the Board of Directors, the Chairman shall preside, and in the absence of the Chairman then the presiding outside director shall preside, and in the absence of the presiding outside director, the Chief Executive Officer shall preside, and in the absence of the Chief Executive Officer then a chairman shall be chosen by the Board of Directors from among the directors present.

The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the person presiding over the meeting may appoint any person to act as secretary of the meeting.

Section 12. Compensation of Directors. Except for the Chairman, directors shall not receive any stated salary for their service, but the Board of Directors may, by resolution of the Board of Directors, receive such compensation as fixed by the Board of Directors, which may include a specified retainer, cash compensation and expenses for attendance at regular or special meetings of the Board of Directors and equity awards; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may establish a separate compensation package for the Chairman, which may include a stated salary and other elements of compensation as may be determined appropriate by the Board of Directors.

Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14. Vacancies in Board of Directors. Any vacancy or vacancies occurring in the Board of Directors occasioned by the removal of a director or directors from office pursuant to Section 1 of this Article II may be filled by a majority vote of the shareholders at any meeting at which a quorum of shareholders is present.

Section 15. Executive Committee and Other Committees.

(a) Designation of Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire number of directors, from time to time may designate two or more directors to constitute an Executive Committee. The designation of such Executive Committee, and the delegation of authority thereto, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

(b) Powers of the Executive Committee. During intervals between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolutions of the Board of Directors, the Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors, including power to authorize the corporate seal to be affixed to any instruments executed on behalf of the Corporation, but shall not have power to fill vacancies in the Board of Directors or offices, to change the membership of or fill vacancies in the Executive Committee, to remove officers from office, to change the Bylaws, or to take any action which is required by law to be taken by the Board of Directors. All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incompleted action taken by the Corporation upon authorization by the Executive Committee prior to the time at which the same has been, or was, submitted to the Board of Directors.

(c) Procedure; Meetings; Quorum. Unless designated by the Board of Directors, the chairman of the Executive Committee shall be chosen by the Executive Committee, and the Secretary of the Corporation, if present, shall act as Secretary of the meetings. In the absence of either, the Executive Committee shall appoint a chairman or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. The Executive Committee shall fix its own rules of procedure (which need not be written) and shall meet from time to time on call of the Chief Executive Officer or any two or more members of the Executive Committee. The Secretary shall give notice of each Executive Committee meeting in person, in writing, telephonically or, upon consent of the committee member, electronically to each director stating the place, day and hour thereof and such notice shall be given to each member at least one (1) calendar day before the date of the meeting. Such notice need not state the purpose of the meeting. Notice of any meeting may be waived in writing, signed by the member or members entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Attendance of any member at a meeting shall constitute a waiver of notice of such meeting. The Executive Committee may hold its meetings at such place or places as the Executive Committee may from time to time determine within or without the State of Texas. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no power as such, but the Executive Committee may act by the written consent of the entire committee although not formally convened. The Board of Directors may vote the members of the Executive Committee a reasonable fee as compensation and reimbursement of expenses for attendance at meetings of such Committee.

(d) Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it from time to time deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors. The Secretary shall give notice of each special committee meeting of the Board of Directors in person, in writing, telephonically or, upon consent of the director, electronically to each director stating the place, day and hour thereof and such notice shall be given to each committee member at least one (1) calendar day before the date of the meeting. Such notice need not state the purpose of the meeting. Each committee may hold its meetings at such place or places as the committee may from time to time determine within or without the State of Texas. Unless otherwise prescribed by the Board of Directors, a majority of the committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

Section 16. Action Without Meeting. Any action permitted or required by law, these Bylaws or by the articles of incorporation of the Corporation, to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

ARTICLE III

OFFICERS

Section 1. General. The officers of the Corporation shall consist of a President and a Secretary and may also include a Chief Executive Officer, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), one or more Division Officers (including one or more Division Presidents, Division Chief Executive Officers or other leaders of a division of the Corporation as deemed appropriate by the Board of Directors), a Chief Financial Officer, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Notwithstanding the foregoing, the Board of Directors may authorize the Chief Executive Officer to appoint any person to any office other than Chief Executive Officer, President, Chief Financial Officer or Secretary. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that neither the President nor the Chief Executive Officer shall hold the office of Secretary.

Section 2. Removal from Office. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. A vacancy in the office of any officer of the Corporation (whether by death, resignation, removal or otherwise) shall be filled by action of the Board of Directors in accordance with these Bylaws or, in accordance with Article III, Section 1, the Chief Executive Officer.

Section 4. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation, shall report directly to the Board of Directors and, subject to the Board of Directors, he shall have general administrative charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; he may preside at meetings of the shareholders and, in the absence of the Chairman, at meetings of the Board of Directors; he may agree upon and execute all bonds, contracts and all other obligations in the name of the Corporation; and he may sign all certificates for shares of capital stock of the Corporation. The Chief Executive Officer shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. The Chief Executive Officer may, at the discretion of the Board of Directors, also serve as the President of the Corporation.

Section 5. President. The President shall have the powers and duties pertaining to his office and such duties and responsibilities as the Board of Directors or the Chief Executive Officer may, in their discretion, assign to him from time to time and shall have all such powers with respect to the Corporation’s properties and operations as may be reasonably incident to such responsibilities; and he may agree upon and execute all bonds, contracts and all other obligations in the name of the Corporation; and he may sign all certificates for shares of capital stock of the Corporation. The President shall report directly to the Chief Executive Officer if the Chief Executive Officer is not also serving as the President. At the request of the Chief Executive Officer or the Board of Directors, the President (if not also serving in the capacity as Chief Executive Officer) shall exercise the powers of the Chief Executive Officer during the Chief Executive Officer’s absence or inability to act.

Section 6. Vice Presidents and Division Officers. Each Vice President of the Corporation (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors) and each Division Officer (including one or more Division Presidents, Division Chief Executive Officers or other officers of a division of the Company as deemed appropriate by the Board of Directors) shall have such powers and duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. If one person holds the office of both the Chief Executive Officer and the President, then at the request of the Chief Executive Officer, an Executive Vice President or Division Officer designated by the Chief Executive Officer (or in the absence of such designation, the Executive Vice President or Division Officer designated by the Board of Directors) shall exercise the powers of the President and Chief Executive Officer during that officer’s absence or inability to act.

Section 7. Chief Financial Officer and Treasurer. Each of the Chief Financial Officer and the Treasurer shall control, audit and arrange the financial affairs of the Corporation, and shall have such powers and duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer or the Treasurer, as the case may be, shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the Corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors. He may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he shall perform all acts incident to the position of the Chief Financial Officer or Treasurer, as the case may be, subject to the control of the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 8. Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurer shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and committees thereof and the minutes of all meetings of the shareholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may sign, with the Chief Executive Officer or President in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto; he may sign with the Chief Executive Officer or President all certificates for shares of the capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any Director upon application at the office of the Corporation during business hours; and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

Section 10. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE IV

INDEMNIFICATION

The Corporation (i) shall indemnify, and advance expenses incurred by, any person who is or was a director of the Corporation or any of its subsidiaries and any person who, while a director of the Corporation or any of its subsidiaries, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, and any person who is or was an officer of the Corporation or any of its subsidiaries to the maximum extent such indemnification and advancement of expenses is permitted to directors under the TBOC, (ii) in the, discretion of the Board of Directors, may indemnify, and advance expenses incurred by, any other employee, agent or other person to the maximum extent permitted by law, and (iii) may purchase such indemnification insurance or make other arrangements as the Board of Directors may determine from time to time to the maximum extent permitted by law. Neither the amendment nor repeal of this Article IV, nor the adoption of any provision in the articles of incorporation of the Corporation inconsistent with this Article IV, shall eliminate or reduce the effect of this Article IV in respect to any matter occurring, or any cause of action, suit or claim arising, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE V

CAPITAL STOCK

Section 1. General.

(a) Certificates of Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chief Executive Officer, the President or a Vice

President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of this Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of any such Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may be facsimiles, engraved or printed. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the name of the person to whom issued, the number and class and the designation of the series, if any, that such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value. Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation may be uncertificated.

(b) Issuance; Payment. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value in the case of authorized but unissued shares) and to such persons as the Board of Directors may from time to time determine. Consideration for the issuance of shares may be paid in whole or in part, in money or other property, tangible or intangible, and/or by labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed fully paid and nonassessable. In the absence of fraud in the transaction, the good faith determination of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share or shares until the consideration therefor has been fully paid.

(c) Shares of More than One Class. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and (b) if the Corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State, and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

(d) Lost Certificates. In place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming a certificate of stock to be lost, stolen or destroyed, satisfactory to the Secretary, the Secretary may direct (i) a new certificate or certificates to be issued or (ii) if the Board of Directors has provided by resolution or resolutions that the applicable stock shall be uncertificated, direct uncertificated shares be issued. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

Section 3. Registered Holders of Shares. Unless otherwise provided in the TBOC, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business and Commerce Code, as amended:

(a) The Corporation may regard the person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 11 of Article I of these Bylaws) as the owner of those shares.

(b) Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Offices.

(a) Registered Office. The registered office of the Corporation shall be located at such place within the State of Texas as the Board of Directors may from time to time determine.

(b) Other Offices. The Corporation may also have offices at such other places, either within or without the State of Texas, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall, by resolution, establish.

Section 3. Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 4. Notice and Waiver of Notice.

(a) Method. Whenever by the articles of incorporation, these Bylaws, applicable law or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, (i) by mail, postage prepaid, addressed to the director or shareholder at the last address known by the Corporation for such director or to the shareholder at the address appearing on the share transfer records of the Corporation, (ii) with consent of the director or shareholder, by electronic transmission or (iii) by telegram, (b) by telephone, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail. If electronically transmitted, such notice shall be deemed given when transmitted to a facsimile number or electronic mail address provided by the director or shareholder for the purpose of receiving notice.

(b) Waiver. Whenever by the articles of incorporation, these Bylaws or applicable law, any notice is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director, committee member or shareholder at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the basis that the meeting is not lawfully called or convened.

Section 5. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6. Securities of Other Corporations. The Chief Executive Officer, the President or any Vice President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered, amended, or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment be contained in the notice of the meeting.

Notwithstanding the provisions of the preceding paragraph, the affirmative vote of the holders of at least four-fifths of the outstanding shares of the capital stock of the Corporation entitled to vote thereon at a meeting called for that purpose shall be required to amend or appeal, or to adopt any provisions inconsistent with, Section 1, Article II or Article VII of the Corporation’s Bylaws.

(EFFECTIVE: MARCH 31, 2015)